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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

VITACUBE SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street
Denver, CO 80246
(Address of principal executive offices, including zip code)

(303) 316-8577
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

        On December 8, 2004, VitaCube Systems Holdings, Inc. ("we" or the "company") effected a 1-for-5 reverse split of our common stock, par value $.001 per share. No change was made in the number of our authorized shares of common stock. Our board of directors and a majority of our stockholders approved the reverse split on October 15, 2004. We filed a definitive information statement with the Securities and Exchange Commission reporting the approval of the reverse split on October 26, 2004.

        Effective December 8, 2004 each five currently outstanding shares of common stock were automatically converted into one share of common stock and the total number of shares of our common stock outstanding was reduced from 32,670,165 shares to approximately 6,534,046. Any fractional share resulting from the reverse stock split was rounded to one share.

        Each stockholder's percentage ownership interest in the company and proportional voting power remains unchanged after the reverse stock split except for minor changes and adjustments resulting from rounding fractional shares into whole shares. The rights and privileges of the holders of common stock are substantially unaffected by the reverse stock split.

        Effective December 8, 2004, our new trading symbol on the Over-the-Counter Bulletin Board is "VCUB.OB."

Item 9.01 Financial Statements and Exhibits.

  (c)
  Exhibits

  3.1.2
  Certificate of Change Pursuant to NRS 78.209 filed with Nevada Secretary of State effecting the 1-for-5 reverse stock split

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: December 8, 2004	VITACUBE SYSTEMS HOLDINGS, INC.
	By:	/s/ SANFORD D. GREENBERG Sanford D. Greenberg, Chief Executive Officer

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  Item 3.03 Material Modification to Rights of Security Holders.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE